Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP & CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482	Fax: (303) 925-9308
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Hydrocarbon Provides Election Procedures Reminder

DENVER—February 5, 2008 — MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Corporation”) sent to its stockholders of record, on or about January 18, 2008, a Joint Proxy Statement/Prospectus seeking approval of the Redemption and Merger transaction between MarkWest Energy Partners, L.P. and the Corporation, as announced on September 5, 2007 (the “Merger”).  The stockholders of the Corporation should have separately received an Election Form for stockholders to elect the form of consideration they prefer to receive in exchange for their shares of MarkWest Hydrocarbon common stock in connection with the Merger.

The Corporation stockholders may elect to receive the stated consideration of 1.285 common units of MarkWest Energy Partners plus $20.00 cash, on a per share basis, or they may elect to receive all cash, all common units, or a combination thereof, subject to pro ration and an equalization formula.

The Corporation reminds its stockholders that receipt of a completed Election Form by Wells Fargo Bank, N.A., the Redemption/Exchange Agent, is due by 5:00 pm Eastern Standard Time on February 20, 2008 (the “Election Deadline”).

Corporation stockholders whose shares of MarkWest Hydrocarbon are held in a brokerage account should have received an Election Form from their broker.  If a stockholder has not yet received an Election Form, the stockholder should immediately contact their broker to obtain the Election Form, and then timely provide their broker with their election, so that their broker may submit such information to the Redemption/Exchange Agent on or before the Election Deadline.

Should stockholders have any questions regarding the election process or the Election Form, the stockholder should contact:

The Altman Group, Inc.

1200 Wall Street West — 3rd Floor

Lyndhurst, NJ 07071

Toll free (866) 822-1239

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (NYSE: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

Although we believe that the expectations reflected in the forward-looking statements, specifically those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, these forward-looking statements are not guarantees of future performance, and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and our Quarterly Reports on Form 10-Q, each as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners and MarkWest Hydrocarbon filed a definitive joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007.  Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.